As filed with the Securities and Exchange Commission on December 31, 2009

Registration No. 333-158380

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 3
to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ETFS PALLADIUM TRUST
Sponsored by ETF Securities USA LLC
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	26-4733157 (I.R.S. Employer Identification No.)

48 Wall Street
11th Floor
New York, NY 10005
(212) 918-4954
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen H. Moriarty, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	Peter J. Shea, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

ETFS Physical Palladium Shares	12,880,000	$19.40	$249,872,000	$13,943

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The initial Baskets of Shares will be offered at a per Share price equal to the value of one-tenth of an ounce of palladium based on the price of one-tenth of an ounce of palladium. The price of palladium is based upon the London PM Fix of $194 per ounce on March 18, 2009.

(2)	$13,943 was previously paid in the initial filing of the registration statement on Form S-1, filed on April 2, 2009.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

12,880,000 ETFS Physical Palladium Shares

ETFS Palladium Trust

The ETFS Palladium Trust (Trust) will issue ETFS Physical Palladium Shares (Shares) which represent units of fractional undivided beneficial interest in and ownership of the Trust. ETF Securities USA LLC is the sponsor of the Trust (Sponsor), The Bank of New York Mellon is the trustee of the Trust (Trustee), and JPMorgan Chase Bank, N.A. is the custodian of the Trust (Custodian). The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of 50,000 Shares (a block of 50,000 Shares is called a Basket). The Trust will issue Shares in Baskets to certain authorized participants (Authorized Participants) on an ongoing basis as described in “Plan of Distribution.” Baskets will be offered continuously at the net asset value (NAV) for 50,000 Shares on the day that an order to create a Basket is accepted by the Trustee. The Trust will not issue fractions of a Basket.

Prior to this offering, there has been no public market for the Shares. The Shares will trade on the NYSE Arca under the symbol “PALL.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust will issue Shares from time to time in Baskets, as described in “Creation and Redemption of Shares.” It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of palladium and the trading price of the Shares on the NYSE Arca at the time of each sale.

On December 30, 2009, an Initial Purchaser, subject to conditions, has purchased 100,000 Shares, which comprise the initial Baskets, as described in “Plan of Distribution.” Delivery of the initial Baskets will be made on or about January 8, 2010. The Trust received all proceeds from the offering of the initial Baskets in palladium in an amount equal to the full initial price for the initial Baskets.

	Per Share(1)	Per Basket
Public offering price for the initial Baskets(2)	$39.30	$1,965,000

(1)	The initial Baskets were created at a per Share price equal to the value of one-tenth (1/10) of an ounce of palladium on the date of formation of the ETFS Palladium Trust.

(2)	The Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Baskets through their commission/fee-based brokerage accounts.

The date of this prospectus is December 30, 2009.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for palladium and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms have the meanings set forth after such term:

“Allocated Account Agreement”—The agreement between the Trustee and the Custodian which establishes the Trust Allocated Account. The Allocated Account Agreement and the Unallocated Account Agreement are sometimes referred to together as the “Custody Agreements.”

“ANAV”—Adjusted NAV. See “Description of the Trust Agreement—Valuation of Palladium, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee and the Sponsor.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the Trustee and the Sponsor and (4) has established an Authorized Participant Unallocated Account. Only Authorized Participants may place orders to create or redeem one or more Baskets.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of the palladium and any cash required for such creations and redemptions.

“Authorized Participant Unallocated Account”—An unallocated palladium account, either loco London or loco Zurich, established with the Custodian or a palladium clearing bank by an Authorized Participant. Each Authorized Participant’s Authorized Participant Unallocated Account

will be used to facilitate the transfer of palladium deposits and palladium redemption distributions between the Authorized Participant and the Trust in connection with the creation and redemption of Baskets.

“Authorized Participant Unallocated Bullion Account Agreement”—The agreement between an Authorized Participant and the Custodian or a palladium clearing bank which establishes the Authorized Participant Unallocated Account.

“Basket”—A block of 50,000 Shares is called a “Basket.”

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“CEA”—Commodity Exchange Act, as amended.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Creation Basket Deposit”—The total deposit required to create a Basket. The deposit will be an amount of palladium and cash, if any, that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Baskets is properly received as the number of Shares comprising the number of Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received.

“Custodian” or “JPMorgan”—JPMorgan Chase Bank, N.A., a national banking association and a market maker, clearer and approved weigher under the rules of the LPPM. JPMorgan is the custodian of the Trust’s palladium.

“Custody Agreements”—The Allocated Account Agreement together with the Unallocated Account Agreement.

“Custody Rules”—The rules, regulations, practices and customs of the LPPM or any applicable regulatory body which apply to palladium made available in physical form by the Custodian.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Evaluation Time”—The time at which the Trustee will evaluate the palladium held by the Trust and determine both the NAV and the ANAV of the Trust, which is currently as promptly as practicable after 4:00 p.m., New York time, on each day other than (1) a Saturday or Sunday or (2) any day on which the NYSE Arca is not open for regular trading.

“Exchange” or “NYSE Arca”—NYSE Arca, the venue where Shares are listed and traded.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“FSA”—The Financial Services Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act and which regulates the major participating members of the LPPM in the United Kingdom.

“FSM Act”—The Financial Services and Markets Act 2000.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Purchaser”—Susquehanna Capital Group, the purchaser of the Seed Baskets and also known as the Lead Market Maker.

“LPPM”—The London Platinum and Palladium Market. The LPPM is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London palladium market. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited melters and assayers of palladium. Further, the LPPM coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LPPM are regulated by the FSA in the United Kingdom under the FSM Act.

“Lead Market Maker”—The designated market maker on the NYSE Arca for the Shares.

“London/Zurich Good Delivery” or “Good Delivery”—Palladium in plate or ingot form with a minimum fineness and purity of 99.95% weighing between 32.151 and 192.904 troy ounces. One troy ounce equals 31.103 grams meeting the London/Zurich Good Delivery Standards.

“London/Zurich Good Delivery Standards” or “Good Delivery Standards”—The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of palladium plates and ingots as set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM. The London/Zurich Good Delivery Standards are described in “Operation of the Palladium Market—The Palladium Market.”

“London PM Fix”—The afternoon session of the twice daily fix of the price of an ounce of palladium which starts at 2:00 PM London, England time and is performed in London by the four members of the LPPM. See “Operation of the Palladium Market—The Palladium Market” for a description of the operation of the London PM Fix.

“NAV”—Net asset value. See “Description of the Trust Agreement—Valuation of Palladium, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the NAV of the Trust and the NAV per Share are calculated.

“OTC”—The global Over-the-Counter market for the trading of palladium which consists of transactions in spot, forwards, and options and other derivatives.

“Securities Act”—The Securities Act of 1933, as amended.

“Seed Baskets” or “Initial Baskets”—The two Baskets issued to the Lead Market Maker in exchange for the deposit into the Trust of 10,000 ounces of palladium in connection with the formation of the Trust.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “ETFS Physical Palladium Shares”

“Sponsor”—ETF Securities USA LLC, a Delaware limited liability company.

“tonne”—One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

“Trust”—The ETFS Palladium Trust, a common law trust, formed on December 30, 2009 under New York law pursuant to the Trust Agreement.

“Trust Agreement”—The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian.

“Trust Allocated Account”—The allocated palladium account of the Trust established with the Custodian by the Allocated Account Agreement. The Trust Allocated Account will be used to hold the palladium deposited with the Trust in allocated form (i.e., as individually identified plates and ingots of palladium).

“Trustee” or “BNYM”—The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers. BNYM is the trustee of the Trust.

“Trust Unallocated Account”—The unallocated palladium account of the Trust established with the Custodian by the Unallocated Account Agreement. The Trust Unallocated Account will be used to facilitate the transfer of palladium deposits and palladium redemption distributions between

Authorized Participants and the Trust in connection with the creation and redemption of Baskets and the sales of palladium made by the Trustee for the Trust.

“Unallocated Account Agreement”—The agreement between the Trustee and the Custodian which establishes the Trust Unallocated Account. The Allocated Account Agreement and the Unallocated Account Agreement are sometimes referred to together as the “Custody Agreements.”

“US Shareholder”—A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for US federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

“Zurich Sub-Custodian”—The Zurich Sub-Custodian is any firm selected by the Custodian to hold the Trust’s palladium in the Trust Allocated Account in the firm’s Zurich vault premises on a segregated basis and whose appointment has been approved by the Sponsor. The Custodian will use reasonable care in selecting the Zurich Sub-Custodian. As of the date of the Custody Agreements, the Zurich Sub-Custodian that the Custodian uses is UBS AG.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 6, before making an investment decision about the Shares.

Trust Structure

The Trust is a common law trust, formed on December 30, 2009 under New York law pursuant to the Trust Agreement. The Trust holds palladium and is expected from time to time to issue Baskets in exchange for deposits of palladium and to distribute palladium in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of physical palladium, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment in palladium. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “PALL” on the NYSE Arca.

The Trust’s Sponsor is ETF Securities USA LLC. The Sponsor is a Delaware limited liability company formed on June 17, 2009, and is wholly-owned by ETF Securities Limited. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, ETF Securities Limited, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and expenses reimbursable under the Custody Agreements, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Trustee is The Bank of New York Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) transferring the Trust’s palladium as needed to pay the Sponsor’s fee in palladium (palladium transfers are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (DTC) and (4) selling the Trust’s palladium as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor. The general role, responsibilities and regulation of the Trustee are further described in “The Trustee.”

The Custodian is JPMorgan Chase Bank, N.A. The Custodian is responsible for the safekeeping of the Trust’s palladium deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of palladium in and out of the Trust through palladium accounts it will maintain for Authorized Participants and the Trust. The Custodian is a market maker, clearer and approved weigher under the rules of the London Platinum and Palladium Market (LPPM). The Custodian will hold the Trust’s loco London allocated palladium in its London, England vaulting premises on a segregated basis and has selected the Zurich Sub-Custodian to hold the Trust’s loco Zurich allocated palladium on the Custodian’s behalf at the Zurich Sub-Custodian’s Zurich, Switzerland vaulting premises on a segregated basis. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Palladium.”

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust Agreement” and “Description of the Custody Agreements.”

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the price of physical palladium, less the expenses of the Trust’s operations. The Shares are designed for investors who want a cost-effective and convenient way to invest in palladium with minimal credit risk. Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and will provide institutional and retail investors with indirect access to the physical palladium market. The Shares are expected to be bought and sold on the NYSE Arca like any other exchange-listed securities. The close of the NYSE Arca trading session is 4:00 PM New York time.

•

Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust’s ongoing expenses will be lower than the costs associated with buying and selling physical palladium and storing and insuring physical palladium in a traditional allocated physical palladium account.

•

Minimal Credit Risk. The Shares represent an interest in physical palladium owned by the Trust (other than an amount held in unallocated form which is not sufficient to make up a whole plate or ingot or which is held temporarily to effect a creation or redemption of Shares). Physical palladium of the Trust in the Custodian’s possession is not subject to borrowing arrangements with third parties. Other than the palladium temporarily being held in an unallocated palladium account with the Custodian, the physical palladium of the Trust is not subject to counterparty or credit risks. See “Risk Factors—Palladium held in the Trust’s unallocated palladium account and any Authorized Participant’s unallocated palladium account will not be segregated from the Custodian’s assets....” This contrasts with most other financial products that gain exposure to precious metals through the use of derivatives that are subject to counterparty and credit risks.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Principal Offices

The Trust’s office is located at 48 Wall Street, 11th floor, New York, New York 10005. The Sponsor’s office is located at ETF Securities, Ordnance House, 31 Pier Road, St. Helier, Jersey JE48PW, Channel Islands and its telephone number is 011-44-207-448-4330. The Trustee has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Custodian is located at 125 London Wall, London EC2Y 5AJ, United Kingdom.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.
Use of proceeds

Proceeds received by the Trust from the issuance and sale of Baskets, including the two Baskets (Seed Baskets) issued to the Initial Purchaser, who is the Lead Market Maker, in connection with the formation of the Trust, and the Shares (as described on the front page of this prospectus) will consist of palladium deposits and, possibly from time to time, cash. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

Exchange symbol	PALL
CUSIP	26923A 10 6
Creation and redemption

The Trust expects to create and redeem the Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of palladium and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial amount of palladium required for deposit with the Trust to create Shares is 5,000 ounces per Basket. The number of ounces of palladium required to create a Basket or to be delivered upon the redemption of a Basket will gradually decrease over time, due to the accrual of the Trust’s expenses and the sale or delivery of the Trust’s palladium to pay the Trust’s expenses. See “Business of the Trust—Trust Expenses.” Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. The Trust will not issue fractions of a Basket. See “Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee will value the palladium held by the Trust on the basis of the price of an ounce of palladium as set by the afternoon session of the twice daily fix of the price of an ounce of palladium which starts at 2:00 PM London, England time (London PM Fix) and is performed by the four members of the London Platinum and Palladium Market (LPPM). See “Operation of the Palladium Market—The Palladium Market” for a description of the operation of the London palladium price fix. The Trustee will determine the NAV of the Trust on each day the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 PM New York time. If no London PM Fix is made on a particular evaluation day or has not been announced by 4:00 PM New York time on a particular evaluation day, the next most recent London palladium price fix (AM or PM) will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as basis for such determination. The Trustee will also determine the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust expenses

The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (Sponsor’s Fee). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

Sponsor’s Fee

The Sponsor’s Fee will be accrued daily and will be payable in-kind in palladium monthly in arrears. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fee. The Trustee will, from time to time, deliver palladium in such quantity as may be necessary to permit payment of the Sponsor’s Fee and sell palladium in such quantity as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee is authorized to sell palladium at such times and in the smallest amounts required to permit such cash payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than palladium. Accordingly, the amount of palladium to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of palladium. See “Business of the Trust—Trust Expenses.”

Each delivery or sale of palladium by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of US Shareholders.”

Termination events	The Trustee will terminate and liquidate the Trust if one of the following events occurs:
	➢	the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;
	➢	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;
	➢	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
	➢	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of that determination;
➢

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million (as adjusted for inflation by reference to the US Consumer Price Index) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $350 million, notice from the Sponsor of its decision to terminate the Trust;
	➢	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936 and the Trustee has actual knowledge of that determination;
➢

the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

	➢	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or
➢

the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the termination of the Trust, the Trustee will sell the Trust’s palladium and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to Shareholders surrendering Shares. See “Description of the Trust Agreement—Termination of the Trust.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an agreement with the Trustee and the Sponsor (Authorized Participant Agreement) and (4) have established an unallocated palladium account with the Custodian or a physical palladium clearing bank (Authorized Participant Unallocated Account). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of palladium and any cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and settlement

The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on December 30, 2009, the date of the formation of the Trust, the NAV of the Trust, which represents the value of the palladium deposited into the Trust in exchange for the Seed Baskets, was $3,930,000 and the NAV per Share was $39.30. See “Statement of Financial Condition” elsewhere in this prospectus.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and the related notes.

The value of the Shares relates directly to the value of the palladium held by the Trust and fluctuations in the price of palladium could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of physical palladium, and the value of the Shares relates directly to the value of the palladium held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid expenses). The price of palladium has fluctuated widely over the past several years. Several factors may affect the price of palladium, including:

•

Global palladium supply and demand, which is influenced by such factors as forward selling by palladium producers, purchases made by palladium producers to unwind palladium hedge positions, and production and cost levels in major palladium-producing countries such as South Africa, the United States and Australia;

•	Investors’ expectations with respect to the rate of inflation;

•	Currency exchange rates;

•	Interest rates;

•	Investment and trading activities of hedge funds and commodity funds; and

•	Global or regional political, economic or financial events and situations.

In addition, investors should be aware that there is no assurance that palladium will maintain its long-term value in terms of purchasing power in the future. In the event that the price of palladium declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the NYSE Arca and London, Zurich and Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc. (COMEX).

The Shares may trade at, above or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and the major palladium markets. While the Shares will trade on the NYSE Arca until 4:00 PM New York time, liquidity in the market for palladium will be reduced after the close of the major world palladium markets, including London, Zurich and the COMEX. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

A possible “short squeeze” due to a sudden increase in demand of Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing palladium exposure or to speculate on the price of palladium. Speculation on the price of palladium may involve long and short exposures. To the extent aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in Shares that are not directly correlated to the price of palladium.

Purchasing activity in the palladium market associated with the purchase of Baskets from the Trust may cause a temporary increase in the price of palladium. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the palladium required for deposit into the Trust in connection with the creation of Baskets may temporarily increase the market price of palladium, which will result in higher prices for the Shares. Temporary increases in the market price of palladium may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of palladium that may result from increased purchasing activity of palladium connected with the issuance of Baskets. Consequently, the market price of palladium may decline immediately after Baskets are created. If the price of palladium declines, the trading price of the Shares will also decline.

Since there is no limit on the amount of palladium that the Trust may acquire, the Trust, as it grows, may have an impact on the supply and demand of palladium that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for palladium.

The Trust Agreement places no limit on the amount of palladium the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and thereby acquire an unlimited amount of palladium. The global market for palladium is characterized by supply and demand constraints that are generally not present in the markets for other precious metals such as gold and silver. From 1999 to 2008, world palladium supply averaged 8.12 million ounces. In 2008, supply measured 8.43 million ounces. If the amount of palladium acquired by the Trust is large enough in relation to global palladium supply and demand, further in-kind creations and redemptions of Shares could have an impact on the supply and demand of palladium unrelated to other factors affecting the global market for palladium. Such an impact could affect the price for palladium that would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust.

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was expressly formed to be the Sponsor of the Trust and has a limited history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor’s management in other positions are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Shares and their value could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the Shares closely linked to the price of palladium may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of Shares (which depend on timely transfers of palladium to and by the Custodian) encounter any unanticipated difficulties including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying palladium may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of palladium and may fall.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when palladium prices are lower than the palladium prices at the time when Shareholders purchased their Shares. In such a case, when the Trust’s palladium is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if palladium prices were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The lack of a market for the Shares may limit the ability of Shareholders to sell the Shares.

Prior to the date of this prospectus, there has been no market for the Shares, and there can be no assurance that an active public market for the Shares will develop. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of holders of Shares.

An investment in the Shares may be adversely affected by competition from other methods of investing in palladium.

The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the palladium industry and other securities backed by or linked to palladium, direct investments in palladium and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in palladium directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The price of palladium may be affected by the sale of ETVs tracking palladium markets.

To the extent existing exchange traded vehicles (ETVs) tracking palladium markets represent a significant proportion of demand for physical palladium, large redemptions of the securities of these ETVs could negatively affect physical palladium prices and the price and NAV of the Shares.

Crises may motivate large-scale sales of palladium which could decrease the price of palladium and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of palladium in times of crisis may have a short-term negative impact on the price of palladium and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of palladium largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair palladium’s price performance which would, in turn, adversely affect an investment in the Shares.

Several factors may have the effect of causing a decline in the prices of palladium and a corresponding decline in the price of Shares. Among them:

A significant increase in palladium hedging activity by palladium producers. Should there be an increase in the level of hedge activity of palladium producing companies, it could cause a decline in world palladium prices, adversely affecting the price of the Shares.

A significant change in the attitude of speculators and investors towards palladium. Should the speculative community take a negative view towards palladium, it could cause a decline in world palladium prices, negatively impacting the price of the Shares.

A widening of interest rate differentials between the cost of money and the cost of palladium could negatively affect the price of palladium which, in turn, could negatively affect the price of the Shares.

A combination of rising money interest rates and a continuation of the current low cost of borrowing palladium could improve the economics of selling palladium forward. This could result in an increase in hedging by palladium mining companies and short selling by speculative interests, which would negatively affect the price of palladium. Under such circumstances, the price of the Shares would be similarly affected.

Autocatalysts, automobile components that use palladium, accounted for approximately 57% of the global demand in palladium in 2008. The global automotive industry is currently experiencing declining demand and, in certain cases, solvency concerns. Reduced automotive industry sales may result in a decline in autocatalyst demand. A continued decline in the global automotive industry may impact the price of palladium and affect the price of the Shares.

The Trust’s palladium may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s palladium could be lost, damaged or stolen. Access to the Trust’s palladium could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust’s lack of insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, the Zurich Sub-Custodian and any other subcustodian exposes the Trust and its Shareholders to the risk of loss of the Trust’s palladium for which no person is liable.

The Trust will not insure its palladium. The Custodian will maintain insurance with regard to its business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the palladium held by the Custodian on behalf of the Trust. In addition, the Custodian and the Trustee will not require the Zurich Sub-Custodian or any other direct or indirect subcustodians to be insured or bonded with respect to their custodial activities or in respect of the palladium held by them on behalf of the Trust. Further, Shareholders’ recourse against the Trust, the Trustee and the Sponsor, under New York law, the Custodian, the Zurich Sub-Custodian and any other subcustodian under English law, and any other subcustodian under the law governing their custody operations is limited. Consequently, a loss may be suffered with respect to the Trust’s palladium which is not covered by insurance and for which no person is liable in damages.

The Custodian’s limited liability under the Custody Agreements and English law may impair the ability of the Trust to recover losses concerning its palladium and any recovery may be limited, even in the event of fraud, to the market value of the palladium at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreements. Under the agreements between the Trustee and the Custodian which establish the Trust’s unallocated palladium account (Unallocated Account Agreement) and the Trust’s allocated palladium account (Allocated Account Agreement), the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited, in the case of the Allocated Account Agreement, to the market value of the palladium held in the Trust Allocated Account at the time such negligence, fraud or willful default is discovered by the Custodian and, in the case of the Unallocated Account Agreement, to the amount of palladium credited to the Trust Unallocated Account at the time such negligence, fraud or willful default is discovered by the Custodian. Under each Authorized Participant Unallocated Bullion Account Agreement (between the Custodian and an Authorized Participant), the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in the Authorized Participant Unallocated Account at the time such gross negligence, fraud or willful default is discovered by the Custodian. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Allocated Account Agreement, the Unallocated Account Agreement or the Authorized Participant Unallocated Bullion Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Trustee or the investor, under English law, is limited. Furthermore, under English common law, the Custodian, the Zurich Sub-Custodian or any subcustodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

The obligations of the Custodian, the Zurich Sub-Custodian and any other subcustodians are governed by English law, which may frustrate the Trust in attempting to receive legal redress against the Custodian, the Zurich Sub-Custodian or any other subcustodian concerning its palladium.

The obligations of the Custodian under the Custody Agreements are, and the Authorized Participant Unallocated Bullion Account Agreements may be, governed by English law. The Custodian will enter into arrangements with the Zurich Sub-Custodian and may enter in arrangements with any other subcustodians for the custody or temporary holding of the Trust’s palladium, which arrangements may also be governed by English law. Any United States, New York or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LPPM rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Zurich Sub-Custodian or any other subcustodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Although the relationship between the Custodian and the Zurich Sub-Custodian concerning the Trust’s allocated palladium is expressly governed by English law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply Swiss law, in which case the ability of the Trust to seek legal redress against the Zurich Sub-Custodian may be frustrated.

The obligations of the Zurich Sub-Custodian under its arrangement with the Custodian with respect to the Trust’s allocated palladium is expressly governed by English law. Nevertheless, a court in the United States, England or Switzerland may determine that English law should not apply and, instead, apply Swiss law to that arrangement. Not only might it be difficult or impossible for a United States or English court to apply Swiss law to the Zurich Sub-Custodian’s arrangement, but application of Swiss law may, among other things, alter the relative rights and obligations of the Custodian and the Zurich Sub-Custodian to the extent that a loss to the Trust’s palladium may not have adequate or any legal redress. Further, the ability of the Trust to seek legal redress against the Zurich Sub-Custodian may be frustrated by application of Swiss law.

The Trust may not have adequate sources of recovery if its palladium is lost, damaged, stolen or destroyed.

If the Trust’s palladium is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian, the Zurich Sub-Custodian or any other subcustodian or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Shareholders and Authorized Participants lack the right under the Custody Agreements to assert claims directly against the Custodian, the Zurich Sub-Custodian, and any other subcustodian.

Neither the Shareholders nor any Authorized Participant will have a right under the Custody Agreements to assert a claim of the Trustee against the Custodian, any Zurich Sub-Custodian or any other subcustodian. Claims under the Custody Agreements may only be asserted by the Trustee on behalf of the Trust.

The Custodian will be reliant on the Zurich Sub-Custodian for the safekeeping of the Trust’s palladium held in Zurich on an allocated basis. Furthermore, the Custodian has limited obligations to oversee or monitor the Zurich Sub-Custodian. As a result, failure by the Zurich Sub-Custodian to exercise due care in the safekeeping of the Trust’s palladium could result in a loss to the Trust.

While some trading occurs in London, palladium generally trades on a loco Zurich basis, whereby the physical precious metal is held in vaults located in Zurich or is transferred into accounts established in Zurich. The Custodian does not have a vault in Zurich and will be reliant on the Zurich Sub- Custodian for the safekeeping of that portion of the Trust’s allocated palladium that is held in Zurich. Other than obligations to (1) use reasonable care in appointing the Zurich Sub-Custodian, (2) require the Zurich Sub-Custodian to segregate the palladium held by it for the Trust from any other palladium held by it for the Custodian and any other customers of the Custodian by making appropriate entries in its books and records and (3) ensure that the Zurich Sub-Custodian provides confirmation to the Trustee that it has undertaken to segregate the palladium held by it for the Trust, the Custodian is not liable for the acts or omissions of the Zurich Sub-Custodian. Other than as described above, the Custodian does not undertake to monitor the performance by the Zurich Sub-Custodian of its custody functions. The Trustee’s obligation to monitor the performance of the Custodian is limited to receiving and reviewing the reports of the Custodian. The Trustee does not monitor the performance of the Zurich Sub-Custodian or any other subcustodian. In addition, the ability of the Trustee and the Sponsor to monitor the performance of the Custodian may be limited because under the Custody Agreements, the Trustee and the Sponsor have only limited rights to visit the premises of the Custodian or the Zurich Sub-Custodian for the purpose of examining the Trust’s palladium and certain related records maintained by the Custodian or Zurich Sub-Custodian.

As a result of the above, any failure by the Zurich Sub-Custodian to exercise due care in the safekeeping of the Trust’s palladium may not be detectable or controllable by the Custodian or the Trustee and could result in a loss to the Trust.

Because neither the Trustee nor the Custodian oversees or monitors the activities of subcustodians who may hold the Trust’s palladium, failure by the subcustodians to exercise due care in the safekeeping of the Trust’s palladium could result in a loss to the Trust.

Under the Allocated Account Agreement described in “Description of the Custody Agreements,” the Custodian may appoint from time to time one or more subcustodians to hold the Trust’s palladium on a temporary basis pending delivery to the Custodian. The subcustodians which the Custodian currently uses are Brink’s Global Services Inc., Group 4 Security Limited, Via Mat International and LPPM market-making members that provide bullion vaulting and clearing services to third parties. The Custodian has selected the Zurich Sub-Custodian, and the Zurich Sub-Custodian will custody that portion of the Trust’s allocated palladium to be held in Zurich for the Custodian. The Custodian is required under the Allocated Account Agreement to use reasonable care in appointing the Zurich Sub-Custodian and any other subcustodians, making the Custodian liable only for negligence or bad faith in the selection of such subcustodians, and has an obligation to use commercially reasonable efforts to obtain delivery of the Trust’s palladium from any subcustodians appointed by the Custodian. Otherwise, the Custodian is not liable for the acts or omissions of its subcustodians. These subcustodians may in turn appoint further subcustodians, but the Custodian is not responsible for the appointment of these further subcustodians. The Custodian does not undertake to monitor the performance by subcustodians of their custody functions or their selection of further subcustodians. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements and does not undertake to monitor the performance of any subcustodian. Furthermore, the Trustee may have no right to visit the premises of any subcustodian for the purposes of examining the Trust’s palladium or any records maintained by the subcustodian, and no subcustodian will be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian. In addition, the ability of the Trustee to monitor the performance of the Custodian may be limited because under the Allocated Account Agreement and the Unallocated Account Agreement the Trustee has only limited rights to visit the premises of the Custodian for the purpose of examining the Trust’s palladium and certain related records maintained by the Custodian. See “Custody of the Trust’s Palladium” for more information about subcustodians that may hold the Trust’s palladium.

The obligations of any subcustodian of the Trust’s palladium are not determined by contractual arrangements but by LPPM rules and London or Zurich palladium market customs and practices, which may prevent the Trust’s recovery of damages for losses on its palladium custodied with subcustodians.

Except for the Custodian’s arrangement with the Zurich Sub-Custodian, there are expected to be no written contractual arrangements between subcustodians that hold the Trust’s palladium and the Trustee or the Custodian because traditionally such arrangements are based on the LPPM’s rules and on the customs and practices of the London or Zurich palladium market. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LPPM’s rules may be subject to change outside the control of the Trust. Under English law, neither the Trustee nor the Custodian would have a supportable breach of contract claim against a subcustodian for losses relating to the safekeeping of palladium. If the Trust’s palladium is lost or damaged while in the custody of a subcustodian, the Trust may not be able to recover damages from the Custodian or the subcustodian. Whether a subcustodian will be liable for the failure of subcustodians appointed by it to exercise due care in the safekeeping of the Trust’s palladium will depend on the facts and circumstances of the particular situation. Shareholders cannot be assured that the Trustee will be able to recover damages from subcustodians whether appointed by the Custodian or by another subcustodian for any losses relating to the safekeeping of palladium by such subcustodian.

Physical palladium allocated to the Trust in connection with the creation of a Basket may not meet the London/Zurich Good Delivery Standards and, if a Basket is issued against such palladium, the Trust may suffer a loss.

Neither the Trustee nor the Custodian independently confirms the fineness of the palladium allocated to the Trust in connection with the creation of a Basket. The physical palladium allocated to the Trust by the Custodian may be different from the reported fineness or weight required by the LPPM’s standards for palladium plates and ingots delivered in settlement of a palladium trade (London/Zurich Good Delivery Standards), the standards required by the Trust. If the Trustee nevertheless issues a Basket against such palladium, and if the Custodian fails to satisfy its obligation to credit the Trust the amount of any deficiency, the Trust may suffer a loss. The London/Zurich Good Delivery Standards are described in “Operation of the Palladium Market—The Palladium Market.” The Custodian’s responsibility for the allocation to the Trust of palladium meeting LPPM standards is described in “Description of the Custody Agreements—Transfers from the Trust Unallocated Account.”

Palladium held in the Trust’s unallocated palladium account and any Authorized Participant’s unallocated palladium account will not be segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant. In addition, in the event of the Custodian’s insolvency, there may be a delay and costs incurred in identifying the palladium plates and ingots held in the Trust’s allocated palladium account.

Palladium which is part of a deposit for a purchase order or part of a redemption distribution will be held for a time in the Trust’s unallocated palladium account (Trust Unallocated Account) and, previously or subsequently in, the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, will have no proprietary rights to any specific plates and ingots of palladium held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of palladium held in such unallocated accounts. In addition, if the Custodian fails to allocate the Trust’s palladium in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Account Agreement, or if a subcustodian fails to so segregate palladium held by it on behalf of the Trust, unallocated palladium will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of palladium held in their respective unallocated palladium accounts.

In the case of the insolvency of the Custodian, a liquidator may seek to freeze access to the palladium held in all of the accounts held by the Custodian, including the Trust’s allocated account (Trust Allocated Account). Although the Trust would be able to claim ownership of properly allocated palladium, the Trust could incur expenses in connection with asserting such claims, and the assertion of such a claim by the liquidator could delay creations and redemptions of Baskets.

In issuing Baskets, the Trustee will rely on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of palladium which is more or less than the amount of palladium which is required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee will rely on information reporting the amount of palladium credited to the Trust’s accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of palladium actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The sale of the Trust’s palladium to pay expenses not assumed by the Sponsor at a time of low palladium prices could adversely affect the value of the Shares.

The Trustee will sell palladium held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis irrespective of then-current palladium prices. The Trust is not actively managed and no attempt will be made to buy or sell palladium to protect against or to take advantage of fluctuations in the price of palladium. Consequently, the Trust’s palladium may be sold at a time when the palladium price is low, resulting in a negative effect on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. That means the Sponsor or the Trustee may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net asset value of the Trust and the value of the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, including the Seed Baskets and the Shares (which are described on the front page of this prospectus), will consist of palladium deposits and, possibly from time to time, cash. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

OVERVIEW OF THE PALLADIUM INDUSTRY

Introduction

This section provides a brief introduction to the palladium industry by looking at some of the key participants, detailing the primary sources of demand and supply.

Platinum Group Metals

Platinum and palladium are the two best known metals of the six platinum group metals (PGMs). Platinum and palladium have the greatest economic importance and are found in the largest quantities. The other four—iridium, rhodium, ruthenium and osmium—are produced only as co-products of platinum and palladium.

PGMs are found primarily in South Africa and Russia. Russia is the largest producer of palladium and most production is concentrated in the Norilsk region. South Africa is the world’s leading platinum producer and the second largest palladium producer. All of South Africa’s production is sourced from the Bushveld Igneous Complex, which hosts the world’s largest resource of PGMs. Together, South Africa and Russia accounted for 78% of total platinum group metals supply in 2008.

Suppliers of Palladium

The main supplier of palladium is Russia. However, its contribution has fallen from 65% in 1999 to 43% of total supply in 2008. South Africa is the second largest source of supply, accounting for 29% of total supply in 2008. Similar to platinum, Russia’s contribution to palladium supply has been variable while South Africa has consistently increased over the past ten years. North America contributes approximately 11% to supply while the recovery of palladium from autocatalysts has increased more than five-fold over the past ten years to account for 13% of supply in 2008.

Demand for Palladium

Autocatalysts are the largest component of palladium demand, comprising 57% of total demand by the end of 2008. Industrial demand (electronics, dentistry, and chemical) had fallen to a low of 23% of total demand in 2001 before a slight recovery to 26% of total demand in 2008. Jewelry demand for palladium has increased by the largest of all the key sectors, rising by 264% over the past ten years and contributing a total of 11% of total demand in 2008.

The Investment Sector

This sector includes the investment and trading activities of both professional & private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges, and retail-level coin collectors. Physically-backed investment demand, comprising coins, bars, investments held in allocated accounts and exchange traded products, has steadily risen since 1999 and represented approximately 5% of total reported demand in 2008.

The Manufacturing Sector

The fabrication and manufacturing sector represents all the commercial and industrial users of palladium for whom palladium is a daily part of their business. The autocatalyst and jewelry industries are the largest users of palladium.

World Palladium Supply and Demand 1999–2008

The following table sets forth a summary of the world palladium supply and demand for the last ten years and is based on information reported in the Johnson Matthey, Platinum 2009: Interim Review.

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
	(’000 oz)
Supply
South Africa	1,870	1,860	2,010	2,160	2,320	2,480	2,605	2,775	2,765	2,430
Russia	5,400	5,200	4,340	1,930	2,950	4,800	4,620	3,920	4,540	3,660
North America	630	635	850	990	935	1,035	910	985	990	910
Others	160	105	120	170	245	265	270	270	285	310
Recovery from auto catalyst	195	230	280	370	410	530	625	805	1,015	1,115

Total Reported Supply	8,255	8,030	7,600	5,620	6,860	9,110	9,030	8,755	9,595	8,425

Demand
Autocatalyst	5,880	5,640	5,090	3,050	3,450	3,790	3,865	4,015	4,545	4,460
Other Industrial(1)	3,340	3,235	1,645	1,800	1,990	2,080	2,200	2,265	2,245	2,080
Investment(2)	—	—	—	—	30	200	220	50	260	420
Jewelry	235	255	240	270	260	930	1,430	995	715	855
Other(3)	110	60	65	90	110	90	265	85	85	75

Total Reported Demand	9,565	9,190	7,040	5,210	5,840	7,090	7,980	7,410	7,850	7,890

(1)	Other Industrial Demand consists primarily of demand from chemical, dental and electronics usage.

(2)	Investment Demand comprises physically backed holdings in coins, small bars, allocated accounts and exchange traded products.

(3)	Other comprises any other industrial or manufacturing use.

The following are some of the main characteristics of the palladium market illustrated by the table:

Palladium supply from 1999 to 2008 has averaged 8.1 million ounces with the majority of production from Russia. Production from Russia, on average, accounted for approximately 50% of total production over that period.

There is a 24% increase in palladium supply when comparing the average five-year periods ended 2003 and 2008, at 7.3 million ounces and 9.0 million ounces, respectively.

The biggest source of demand for palladium output over the period shown has come from the autocatalyst sector which has accounted for an approximate average of 58% of all demand from 1999 to 2008. However, autocatalyst demand has decreased in 2008 from its 2001 peak of 72% of total demand to 57% by 2008.

Historical Chart of the Price of Palladium

The price of palladium is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of palladium in the past are not a reliable indicator of future movements. The following chart illustrates the movements in the price of an ounce of palladium in US dollars from January 1998 to December 2008:

Physical palladium prices performed strongly in early 2008, rising from an opening $370 to a peak of $588 in March—the highest prices since 2001. However, speculative fund interests in the palladium market were amply demonstrated in the third quarter as large fund sales sent the price of physical palladium spiraling to only $199 per ounce at the close of the quarter, the lowest price since October 2005. Prices continued at these low levels as the price of palladium ended the year at $184 per ounce in December

OPERATION OF THE PALLADIUM MARKET

The global trade in palladium consists of Over-the-Counter (OTC) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-The-Counter Market

The OTC market trades on a 24-hour per day continuous basis and accounts for most global palladium trading.

Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Market makers include the market-making members of the LPPM, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the LPPM. The four market-making members of the LPPM are: J.Aron & Company (a division of Goldman Sachs International), Engelhard Metals Limited, HSBC Bank USA, N.A. (through its London branch), and Standard Bank. The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York, Hong Kong and Zurich. Mining companies, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and small plates or ingots (1 kilogram or less) and will hedge their exposure by selling into one of these main OTC centers. Precious metals dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the London Bullion Market Association and/or the LPPM. In the OTC market, the standard size of palladium trades between market makers is 1,000 ounces.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the differential between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the palladium market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the COMEX. This period lasts for approximately four hours each New York business day morning.

The Palladium Market

Although the market for physical palladium is distributed globally, most palladium is stored and most OTC market trades are cleared through Zurich. As of September 1, 2009, London also served as a center for the clearing of OTC trades in palladium. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited melters and assayers of palladium. The LPPM also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

Palladium is traded generally on a loco Zurich basis, meaning the precious metal is physically held in vaults in Zurich or is transferred into accounts established in Zurich. As of September 1, 2009, palladium began trading on a loco London basis as well. The basis for settlement and delivery of a loco Zurich spot trade is payment (generally in US dollars) two business days after the trade date against delivery. Delivery of the palladium can either be by physical delivery or through the clearing systems to an unallocated account.

The unit of trade in London and Zurich is the troy ounce, whose conversion between grams is: 1,000 grams is equivalent to 32.1507465 troy ounces, and one troy ounce is equivalent to 31.1034768 grams. A London/Zurich Good Delivery plate or ingot is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as Good Delivery, a plate or ingot must contain between 32 and 192 troy ounces of palladium with a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95%), be of good appearance, and be easy to handle and stack. The palladium content of a palladium plate or ingot is calculated by multiplying the gross weight (expressed in units of 0.025 troy ounces) by the fineness of the plate or ingot. A Good Delivery plate or ingot must also bear the stamp of one of the melters and assayers who are on the LPPM approved list. Unless otherwise specified, the palladium spot price always refers to that of Good Delivery Standards. Business is generally conducted over the phone and through electronic dealing systems.

Twice daily during London trading hours there is a fix which provides reference palladium prices for that day’s trading. Many long-term contracts will be priced on the basis of either the morning (AM) or afternoon (PM) London fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The London fix is the most widely used benchmark for daily palladium prices and is quoted by various financial information sources.

Formal participation in the London fix is traditionally limited to four members, each of which is a bullion dealer and a member of the LPPM. The chairmanship now rotates annually among the four member firms. The morning session of the fix starts at 9:45 AM London time and the afternoon session starts at 2:00 PM London time. The members of the LPPM fixing are currently: J.Aron & Company (a division of Goldman Sachs International), Engelhard Metals Limited, HSBC Bank USA N.A. (London branch), and Standard Bank London Limited. Any other market participant wishing to participate in the trading on the fix is required to do so through one of the four palladium fixing members.

Orders are placed either with one of the four fixing members or with another precious metals dealer who will then be in contact with a fixing member during the fixing. The fixing members net-off all orders when communicating their net interest at the fixing. The fix begins with the fixing chairman suggesting a “trying price,” reflecting the market price prevailing at the opening of the fix. This is relayed by the fixing members to their dealing rooms which have direct communication with all interested parties. Any market participant may enter the fixing process at any time, or adjust or withdraw his order. The palladium price is adjusted up or down until all the buy and sell orders are matched, at which time the price is declared fixed. All fixing orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media. The London fix is widely viewed as a full and fair representation of all market interest at the time of the fix.

Futures Exchanges

The most significant palladium futures exchanges are the COMEX and the Tokyo Commodity Exchange (TOCOM). The COMEX is the largest exchange in the world for trading precious metals futures and options and has been trading palladium since 1974. The TOCOM has been trading palladium since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the palladium represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. The COMEX operates through a central clearance system. On June 6, 2003, TOCOM adopted a similar clearance system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

Market Regulation

The global palladium markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LPPM, falls under the authority of the Financial Services Authority (FSA) as provided by the Financial Services and Markets Act 2000 (FSM Act). Under this act, all UK-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FSA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of palladium not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

The TOCOM has authority to perform financial and operational surveillance on its members’ trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets’ prices. To act as a Futures Commission Merchant Broker, a broker must obtain a license from Japan’s Ministry of Economy, Trade and Industry (METI), the regulatory authority that oversees the operations of the TOCOM.

Not A Regulated Commodity Pool

The Trust will not trade in palladium futures contracts on the COMEX or on any other futures exchange. The Trust will take delivery of physical palladium that complies with the LPPM palladium delivery rules. Because the Trust will not trade in palladium futures contracts on any futures exchange, the Trust with not be regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and will not be operated by a CFTC-regulated commodity pool operator. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in palladium futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust will be limited to (1) issuing Baskets in exchange for the palladium deposited with the Custodian as consideration, (2) delivering palladium as necessary to cover the Sponsor’s Fee and selling palladium as necessary to pay Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering palladium in exchange for Baskets surrendered for redemption. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of palladium.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the price of physical palladium, less the Trust’s expenses. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in palladium. An investment in physical palladium requires expensive and sometimes complicated arrangements in connection with the assay, transportation, warehousing and insurance of the metal. Although the Shares will not be the exact equivalent of an investment in palladium, they provide investors with an alternative that allows a level of participation in the palladium market through the securities market.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in the palladium market through an investment in securities. The logistics of storing and insuring palladium are dealt with by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means, with minimal credit risk, of gaining investment benefits similar to those of holding physical palladium. The Shares offer an investment that is:

•

Easily Accessible and Relatively Cost Efficient. Investors can access the palladium market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use palladium by using the Shares instead of using the traditional means of purchasing, trading and holding palladium and for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical palladium.

•

Exchange Traded and Transparent. The Shares will trade on the NYSE Arca, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust and the Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.

•

Minimal Credit Risk. The Shares represent an interest in physical palladium owned by the Trust (other than an amount held in unallocated form which is not sufficient to make up a whole plate or ingot or which is held temporarily to effect a creation or redemption of Shares). Physical palladium of the Trust in the Custodian’s possession is not subject to borrowing arrangements with third parties. Other than the palladium temporarily being held in an unallocated palladium account with the Custodian, the physical palladium of the Trust is not subject to counterparty or credit risks. See “Risk Factors—Palladium held in the Trust’s unallocated palladium account and any Authorized Participant’s unallocated palladium account will not be segregated from the Custodian’s assets....” This contrasts with most other financial products that gain exposure to bullion through the use of derivatives that are subject to counterparty and credit risks.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of physical palladium, less the expenses of the Trust, the Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and the COMEX, London and Zurich. While the Shares will trade on the NYSE Arca until 4:00 PM New York time, liquidity in the global palladium market will be reduced after the close of the COMEX at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be equal to the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor’s Fee will accrue daily at an annualized rate equal to 0.60% of the adjusted net asset value of the Trust and will be payable monthly in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

The Sponsor’s Fee shall be paid by delivery of palladium to an account maintained by the Custodian for the Sponsor on an unallocated basis, monthly on the first business day of the month in respect of fees payable for the prior month. The delivery shall be of that number of ounces of palladium which equals the daily accrual of the Sponsor’s Fee for such prior month calculated at the London PM Fix.

The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell palladium in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee is authorized to sell palladium at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than palladium. Accordingly, the amount of palladium to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of palladium. The Custodian may purchase from the Trust, at the request of the Trustee, palladium needed to cover Trust expenses not assumed by the Sponsor at the price used by the Trustee to determine the value of the palladium held by the Trust on the date of the sale.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. Each delivery or sale of palladium by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust will deliver palladium to the Sponsor to pay the Sponsor’s Fee and sell palladium to raise the funds needed for the payment of all Trust expenses not assumed by the Sponsor. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the price of palladium. Palladium not needed to redeem Baskets, or to cover the Sponsor’s Fee and Trust expenses not assumed by the Sponsor, will be held in physical form by the Custodian (except for residual amounts not exceeding 192 ounces of palladium, the maximum weight to make one Good Delivery plate or ingot, which will be held in unallocated form by the Custodian on behalf of the Trust). As a result of the recurring deliveries of palladium necessary to pay the

Sponsor’s Fee in-kind and potential sales of palladium to pay in cash the Trust expenses not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of physical palladium represented by each Share will decrease over the life of the Trust. New deposits of palladium, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the deliveries and sales of palladium discussed above on the fractional amount of palladium represented by each outstanding Share for three years. It assumes that the only dispositions of palladium will be those deliveries needed to pay the Sponsor’s Fee and that the price of palladium and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of palladium represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical palladium price per ounce	$200.00	$200.00	$200.00
Sponsor’s Fee	0.60%	0.60%	0.60%
Shares of Trust, beginning	100,000	100,000	100,000
Ounces of palladium in Trust, beginning	10,000	9,940	9,880.36
Beginning adjusted net asset value of the Trust	$2,000,000	$1,988,000	$1,976,072
Ounces of palladium to be delivered to cover Sponsor’s Fee	60	59.64	59.28
Ounces of palladium in Trust, ending	9,940	9,880.36	9,821.08
Ending adjusted net asset value of the Trust	$1,988,000	$1,976,072	$1,964,216
Ending NAV per share	$19.88	$19.76	$19.64

DESCRIPTION OF THE TRUST

The Trust is a common law trust, formed on December 30, 2009 under New York law pursuant to the Trust Agreement. The Trust holds palladium and is expected from time to time to issue Baskets in exchange for deposits of palladium and to distribute palladium in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of physical palladium, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of investing in palladium. The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The palladium held by the Trust will only be delivered to pay the Sponsor’s Fee, distributed to Authorized Participants in connection with the redemption of Baskets or sold (1) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The delivery or sale of palladium to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust expects to create and redeem Shares from time to time but only in Baskets (a Basket equals a block of 50,000 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of palladium and any cash represented by the Baskets being created or redeemed. The total amount of palladium and any cash required for the creation of Baskets will be based on the combined NAV of the number of Baskets being created or redeemed. The initial amount of palladium required for deposit with the Trust to create Shares is 5,000 ounces per Basket. The number of ounces of palladium required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of palladium due to the delivery or sale of the Trust’s palladium to pay the Sponsor’s Fee or the Trust’s expenses not assumed by the Sponsor. Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee of $500 for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

The Trustee will determine the NAV of the Trust on each day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 PM New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee will value the palladium held by the Trust based on the London PM Fix price for an ounce of palladium or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s palladium. The Trustee will also determine the NAV per Share. If on a day when the Trust’s NAV is being calculated the London PM Fix is not available or has not been announced by 4:00 PM New York time, the palladium price from the next most recent London fix (AM or PM) will be used, unless the Sponsor determines that such price is inappropriate to use.

The Trust’s assets will consist of allocated physical palladium, palladium credited to an unallocated palladium account and, from time to time, cash, which will be used to pay expenses not assumed by the Sponsor. Except for the transfer of palladium in or out of the Trust Unallocated Account in connection with the creation or redemption of Baskets, upon a delivery of palladium to pay the Sponsor’s Fee or upon a sale of palladium to pay the Trust’s expenses not assumed by the Sponsor, it is anticipated that only a small amount of unallocated palladium will be held in the Trust Unallocated Account. Cash held by the Trust will not generate any income. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the palladium and any cash held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the price of palladium. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis palladium pricing information based on the spot price for an ounce of palladium from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from physical palladium dealers. In addition, the Trust’s website (www.etfsecurities.com) will provide ongoing pricing information for palladium spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust will be published by the Sponsor on each day that the NYSE Arca is open for regular trading and will be posted on the Trust’s website.

The Trust has no fixed termination date.

THE SPONSOR

The Sponsor is a Delaware limited liability company and was formed on June 17, 2009. The Sponsor’s office is located at ETF Securities, Ordnance House, 31 Pier Road, St. Helier, Jersey JE48PW, Channel Islands. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, ETF Securities Limited, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and the reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor may remove the Trustee and appoint a successor Trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million), (ii) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (iii) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Trustee may wish to appoint and any new or additional Zurich Sub-Custodian that the Custodian may wish to appoint.

The Sponsor or one of its affiliates or agents will (1) develop a marketing plan for the Trust on an ongoing basis, (2) prepare marketing materials regarding the Shares, including the content of the Trust’s website and (3) execute the marketing plan for the Trust.

THE TRUSTEE

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, will serve as the Trustee. BNYM has a trust office at 2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from BNYM. A copy of the Trust Agreement is available for inspection at BNYM’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of $150 million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include (1) transferring the Trust’s palladium as needed to pay the Sponsor’s Fee in palladium (palladium transfers are expected to occur approximately monthly in the ordinary course), (2) valuing the Trust’s palladium and calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and DTC, (4) selling the Trust’s palladium as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor, (5) when appropriate, making distributions of cash or other property to Shareholders, and (6) receiving and reviewing reports from or on the Custodian’s custody of and transactions in the Trust’s palladium. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor. If the Custodian resigns, the Trustee shall appoint an additional or replacement Custodian selected by the Sponsor. Under the Custody Agreements, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may, only up to twice a year, visit the premises of the Custodian and the Zurich Sub-Custodian for the purpose of examining the Trust’s palladium and certain related records maintained by the Custodian. Visits by auditors and inspectors to the Zurich Sub-Custodian’s facilities will be arranged through the Custodian. In addition, other than with respect to the Zurich Sub-Custodian, the Trustee has no right to visit the premises of any subcustodian for the purposes of examining the Trust’s palladium or any records maintained by the subcustodian, and no subcustodian is obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian. The Trustee and the Sponsor do not monitor the performance of the Custodian or any subcustodian other than the Trustee’s review of the reports provided by the Custodian pursuant to the Custody Agreements.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee does not monitor the performance of the Custodian, the Zurich Sub-Custodian or any other subcustodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell palladium or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE CUSTODIAN

JPMorgan Chase Bank, N.A. will serve as the Custodian of the Trust’s palladium. JPMorgan is a national banking association organized under the laws of the United States of America. JPMorgan is subject to supervision by the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation. JPMorgan’s custodian office is located at 125 London Wall, London, EC2Y 5AJ, United Kingdom. In addition to supervision and examination by the US federal banking authorities, JPMorgan’s London custodian operations are generally subject to supervision by the FSA.

The Custodian’s Role

The Custodian is responsible for safekeeping for the Trust palladium deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian is also responsible for selecting the Zurich Sub-Custodian and its other direct subcustodians, if any. The Custodian facilitates the transfer of palladium in and out of the Trust through the unallocated palladium accounts it will maintain for each Authorized Participant and the unallocated and allocated palladium accounts it will maintain for the Trust. The Custodian will hold at its London, England vault premises that portion of the Trust’s allocated palladium to be held in London. The Zurich Sub-Custodian will hold at its Zurich, Switzerland vault premises that portion of the Trust’s allocated palladium to be held in Zurich on behalf of the Custodian. The Custodian is responsible for allocating specific plates or ingots of physical palladium to the Trust’s allocated palladium account. The Custodian will provide the Trustee with regular reports detailing the palladium transfers in and out of the Trust’s unallocated and allocated palladium accounts and identifying the palladium plates or ingots held in the Trust’s allocated palladium account.

The Custodian’s fees and expenses under the Custody Agreements will be paid by the Sponsor.

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell palladium or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

DESCRIPTION OF THE SHARES

General

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares only in Baskets (a Basket equals a block of 50,000 Shares)

and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. As a Shareholder, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 75% of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

CUSTODY OF THE TRUST’S PALLADIUM

Custody of the physical palladium deposited with and held by the Trust will be provided by the Custodian at its London, England vaults and by the Zurich Sub-Custodian selected by the Custodian in its Zurich vaults and by other subcustodians on a temporary basis only in unallocated form. The Custodian is a market maker, clearer and approved weigher under the rules of the LPPM.

The Custodian is the custodian of the physical palladium credited to Trust Allocated Account in accordance with the Custody Agreements. The Custodian will segregate the physical palladium credited to the Trust Allocated Account from any other precious metal it holds or holds for others by entering appropriate entries in its books and records, and will require the Zurich Sub-Custodian to also segregate the physical palladium of the Trust from the other palladium held by it for other customers of the Custodian and the Zurich Sub-Custodian’s other customers. The Custodian will require the Zurich Sub-Custodian to identify in its books and records the Trust as having the rights to the physical palladium credited to its Trust Allocated Account.

The Custodian, as instructed by the Trustee, is authorized to accept, on behalf of the Trust, deposits of palladium in unallocated form. Acting on standing instructions specified in the Custody Agreements, the Custodian will or will require the Zurich Sub-Custodian to allocate palladium deposited in unallocated form with the Trust by selecting plates or ingots of physical palladium for deposit to the Trust Allocated Account. All physical palladium allocated to the Trust must conform to the rules, regulations, practices and customs of the LPPM.

The process of withdrawing palladium from the Trust for a redemption of a Basket will follow the same general procedure as for depositing palladium with the Trust for a creation of a Basket, only in reverse. Each transfer of palladium between the Trust Allocated Account and the Trust Unallocated Account connected with a creation or redemption of a Basket may result in a small amount of palladium being held in the Trust Unallocated Account after the completion of the transfer. In making deposits and withdrawals between the Trust Allocated Account and the Trust Unallocated Account, the Custodian will use commercially reasonable efforts to minimize the amount of palladium held in the Trust Unallocated Account as of the close of each business day. See “Creation and Redemption of Shares.”

DESCRIPTION OF THE CUSTODY AGREEMENTS

The Allocated Account Agreement between the Trustee and the Custodian establishes the Trust Allocated Account. The Unallocated Account Agreement between the Trustee and the Custodian establishes the Trust Unallocated Account. These agreements are sometimes referred to together as the “Custody Agreements” in this prospectus. The following is a description of the material terms of the Custody Agreements. As the Custody Agreements are similar in form, they are discussed together, with material distinctions between the agreements noted.

Reports

The Custodian will provide the Trustee with reports for each business day, no later than the following business day, identifying the movements of palladium in and out of the Trust Allocated Account and the credits and debits of palladium to the Trust Unallocated Account and containing sufficient information to identify each plate or ingot of palladium held in the Trust Allocated Account and whether the Custodian or the Zurich Sub-Custodian has possession of such plate or ingot. The Custodian will also provide the Trustee with monthly statements of account for the Trust Allocated Account and the Trust Unallocated Account as of the last business day of each month. Under the Custody Agreements, a “business day” generally means any day that is both a “London Business Day,” when commercial banks generally and the London palladium market are open for the transaction of business in London, and a “Zurich Business Day,” when commercial banks generally and the Zurich palladium market are open for the transaction of business in Zurich.

The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust Allocated Account and the Trust Unallocated Account which are to occur on a business day, and all end of business day account balances in the Trust Allocated Account and Trust

Unallocated Account, are stated as of the close of the Custodian’s business (usually 4:00 PM London time) on such business day.

Zurich Sub-Custodian

Under the Allocated Account Agreement, the Custodian will select the Zurich Sub-Custodian for the custody and safekeeping of the Trust’s physical palladium to be held in Zurich in its vault premises.

The Custodian will use reasonable care in selecting any Zurich Sub-Custodian. The Custodian must require the Zurich Sub-Custodian to segregate the palladium held by it for the Trust from palladium which it holds for its other customers, the Custodian, and any other customers of the Custodian by making appropriate entries in its books and records. The Custodian will require the Zurich Sub-Custodian to deliver to the Trustee (with a copy to the Sponsor) an acknowledgement and undertaking to segregate all physical palladium held by it for the Trust from any palladium which it owns or holds for others and which it holds for the Custodian and any other customers of the Custodian, and in each case make appropriate entries in its books and records reflecting such segregation of the Trust’s palladium. The Zurich Sub-Custodian that the Custodian currently uses is UBS AG.

Subcustodians

Under the Allocated Account Agreement, the Custodian may select, with the exception of the Zurich Sub-Custodian, any other subcustodians solely for the temporary holding of palladium for it until transported to the Custodian’s London vault premises or the Zurich Sub-Custodian’s Zurich vault premises. These subcustodians may in turn select other subcustodians to perform their duties, including temporarily holding palladium for them, but the Custodian is not responsible for (and therefore has no liability in relation to) the selection of those other subcustodians. The Allocated Account Agreement requires the Custodian to use reasonable care in selecting any subcustodian and provides that, except for the Custodian’s obligation to use commercially reasonable efforts to obtain delivery of palladium held by any other subcustodians when necessary, the Custodian will not be liable for the acts or omissions, or for the solvency, of any subcustodian that it selects unless the selection of that subcustodian was made negligently or in bad faith.

The subcustodians selected and used by the Custodian as of the date of this prospectus are: Brink’s Global Services Inc., Group 4 Security Limited and Via Mat International. The Allocated Account Agreement provides that the Custodian will notify the Trustee if it selects any additional subcustodians or stops using any subcustodian it has previously selected.

Location and Segregation of Palladium; Access

Palladium held for the Trust Allocated Account by the Custodian will be held at the Custodian’s London vault premises or by the Zurich Sub-Custodian in its Zurich vault premises. Palladium may be temporarily held for the Trust Allocated Account by any other subcustodians selected by the Custodian and by subcustodians of subcustodians in vaults located in England, Zurich or in other locations. Where the physical palladium is held for the Trust Allocated Account by any subcustodian, the Custodian agrees to use commercially reasonable efforts to promptly arrange for the delivery of any such physical palladium held on behalf of the Trust to the Custodian’s London vault premises or the Zurich Sub-Custodian’s Zurich vault premises at the Custodian’s own cost and risk.

The Custodian will segregate by identification in its books and records the Trust’s palladium in the Trust Allocated Account from any other palladium which it owns or holds for others and will require the Zurich Sub-Custodian and any other subcustodians it selects to so segregate the Trust’s palladium held by them. This requirement reflects the current custody practice in the London palladium market, and under the Allocated Account Agreement, the Custodian is required to communicate this segregation requirement to the Zurich Sub-Custodian, who in turn must provide written acknowledgment of this requirement to the Trustee. The Custodian’s books and records are expected, as a matter of current London palladium market custody practice, to identify every plate or ingot of palladium held in the Trust Allocated Account in its own vault by refiner, assay or fineness, serial number and gross and fine weight. The Zurich Sub-Custodian and any other subcustodians selected by the Custodian are also expected, as a matter of current industry practice, to identify in their books and records each plate or ingot of palladium held for the Custodian by serial number and such subcustodians may use other identifying information.

The Trustee and the Sponsor and their auditors may, during normal business hours, visit the Custodian’s or the Zurich Sub-Custodian’s premises up to twice a year and examine the Trust’s palladium held there and such records of the Custodian concerning the Trust Allocated Account and the Trust Unallocated Account as they may be reasonably required to perform their respective duties to investors in the Shares. With respect to the Trust Unallocated Account, a second visit to the Custodian’s or the Zurich Sub-Custodian’s premises in any calendar year shall require the consent of the Custodian, which consent may not be withheld unreasonably. Visits by auditors and inspectors to the Zurich Sub-Custodian’s facilities will be arranged through the Custodian.

Transfers into the Trust Unallocated Account

The Custodian will credit to the Trust Unallocated Account the amount of palladium it receives from the Trust Allocated Account, an Authorized Participant Unallocated Account or from other third party unallocated accounts for credit to the Trust Unallocated Account. Unless otherwise agreed by the Custodian in writing, the only palladium the Custodian will accept in physical form for credit to the Trust Unallocated Account is palladium that the Trustee has transferred from the Trust Allocated Account, an Authorized Participant Unallocated Account or a third party unallocated account.

Transfers from the Trust Unallocated Account

The Custodian will transfer palladium from the Trust Unallocated Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of palladium from the Trust Unallocated Account may only be made (1) by transferring palladium to an Authorized Participant Unallocated Account; (2) by transferring palladium to the Trust Allocated Account; (3) by transferring palladium to pay the Sponsor’s Fee; (4) by making palladium available for collection at the Custodian’s vault premises or at such other location as the Custodian may direct, at the Trust’s expense and risk; (5) by delivering the palladium to such location as the Trustee directs, at the Trust’s expense and risk, or (6) by transfer to an account maintained by the Custodian or by a third party on an unallocated basis in connection with the sale of palladium or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4), (5) and (6) will be made only on an exceptional basis, with transfers under clause (6) expected to include transfers made in connection with a sale of palladium to pay extraordinary expenses of the Trust not paid by the Sponsor or with the liquidation of the Trust. Any palladium made available in physical form will be in a form which complies with the rules, regulations, practices and customs of the LPPM or any applicable regulatory body (Custody Rules) or in such other form as may be agreed between the Trustee and the Custodian, and in all cases will comprise one or more whole palladium plates or ingots selected by the Custodian.

The Custodian will use commercially reasonable efforts to transfer palladium from the Trust Unallocated Account to the Trust Allocated Account by 2:00 PM London time on each business day. In doing so, the Custodian shall identify bars or ingots of a weight most closely approximating, but not exceeding, the balance in the Unallocated Account and shall transfer such weight from the Unallocated Account to the Allocated Account.

Transfers into the Trust Allocated Account

The Custodian will receive transfers of palladium into the Trust Allocated Account only at the Trustee’s instructions given pursuant to the Unallocated Account Agreement by debiting palladium from the Trust Unallocated Account and crediting such palladium to the Trust Allocated Account.

Transfers from the Trust Allocated Account

The Custodian will transfer palladium from the Trust Allocated Account only in accordance with the Trustee’s instructions. Generally, the Custodian will transfer palladium from the Trust Allocated Account only by debiting palladium from the Trust Allocated Account and crediting the palladium to the Trust Unallocated Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer palladium to or from the Trust Unallocated Account and the Trust Allocated Account if in the Custodian’s opinion they are or may be contrary to the rules, regulations, practices and customs of the LPPM or contrary to any applicable law. The Custodian may amend the procedures for transferring palladium to or from the Trust Unallocated Account or for the physical withdrawal of palladium from the Trust Unallocated Account or the Trust Allocated Account or impose such additional procedures in relation to the transfer of palladium to or from the Trust Unallocated Account as the Custodian may from time to time consider necessary due to a change in rules of the LPPM or a banking or regulatory association governing the Custodian. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

The Custodian receives no fee under the Unallocated Account Agreement.

Trust Unallocated Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account. The Trust Unallocated Account may not at any time have a debit or negative balance.

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreements and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian’s liability under the Allocated Account Agreement is further limited to the market value of the palladium lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery. The Custodian’s liability under the Unallocated Account Agreement is further limited to the amount of the palladium lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery.

Furthermore, the Custodian has no duty to make or take or to require the Zurich Sub-Custodian or any other subcustodian selected by it to make or take any special arrangements or precautions beyond those required by the Custody Rules or as specifically set forth in the Custody Agreements.

Indemnity

The Trustee will, solely out of the Trust’s assets, indemnify the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur in connection with the Custody Agreements, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian will maintain such insurance for its business, including its bullion and custody business, as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. Consistent with industry standards, the Custodian maintains a group insurance policy that covers all metals held in its, its subcustodians’, and the Zurich Sub-Custodian’s vaults for the accounts of all its customers for a variety of events. The Trustee and the

Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Custody Agreements have an initial five year term and will automatically renew for successive five year terms unless otherwise terminated. The Trustee and the Custodian may each terminate any Custody Agreement for any reason, including if either the Custodian or the Zurich Sub-Custodian ceases to offer the services contemplated by the Custody Agreements to its clients or proposes to withdraw from the physical palladium business, upon 90 business days’ prior notice. The Custody Agreements may also be terminated with immediate effect as follows: (1) by the Trustee, if the Custodian ceased to offer the services contemplated by the Custody Agreement to its clients or proposed to withdraw from the physical palladium business, (2) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to have entered into the agreement or to provide or receive the services thereunder, (3) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trustee if the Trustee determines in its sole view that the Custodian is insolvent or faces impending insolvency, (4) by the Trustee, if the Trust is to be terminated, or (5) by the Trustee or the Custodian, if either of the Custody Agreements ceases to be in full force and effect. If either the Allocated Account Agreement or the Unallocated Account Agreement is terminated, the other agreement automatically terminates.

If redelivery arrangements acceptable to the Custodian for the palladium held in the Trust Allocated Account are not made, the Custodian may continue to store the palladium and continue to charge for its fees and expenses, and, after six months from the termination date, the Custodian may sell the palladium and account to the Trustee for the proceeds. If arrangements acceptable to the Custodian for redelivery, of the balance in the Trust Unallocated Account are not made, the Custodian may continue to charge for its fees and expenses payable under the Allocated Account Agreement, and, after six months from the termination date, the Custodian may close the Trust Unallocated Account and account to the Trustee for the proceeds.

Governing Law

The Custody Agreements and the Custodian’s arrangement with the Zurich Sub-Custodian are governed by English law. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

CREATION AND REDEMPTION OF SHARES

The Trust will create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of palladium and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the palladium and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a transaction fee of $500 to the Trustee for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian or a palladium clearing bank to establish an Authorized Participant Unallocated Account in London or Zurich (Authorized Participant Unallocated Bullion Account Agreement). Palladium held in Authorized Participant Unallocated Accounts is typically not segregated from the Custodian’s or other palladium clearing bank’s assets, as a consequence of which an Authorized Participant will have no proprietary interest in any specific plates or ingots of palladium held by the Custodian or the palladium clearing bank. Credits to its Authorized Participant Unallocated Account are therefore at risk of the Custodian’s or other palladium clearing bank’s insolvency. No fees will be charged by the Custodian for the use of the Authorized Participant Unallocated Account as long as the Authorized Participant Unallocated Account is used solely for palladium transfers to and from the Trust Unallocated Account and the Custodian (or one of its affiliates) receives compensation for maintaining the Trust Allocated Account. Authorized Participants should be aware that the Custodian’s liability threshold under the Authorized Participant Unallocated Bullion Account Agreement is generally gross negligence, not negligence, which is the Custodian’s liability threshold under the Trust’s Custody Agreements.

As the terms of the Authorized Participant Unallocated Bullion Account Agreement differ in certain respects from the terms of the Trust’s Unallocated Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant Unallocated Bullion Account Agreement carefully. A copy of the Authorized Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants are expected to have the facility to participate directly in the physical palladium market and the palladium futures market. In some cases, an Authorized Participant may from time to time acquire palladium from or sell palladium to its affiliated palladium trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act) and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, Credit Suisse Securities (USA) LLC, EWT, LLC, Goldman Sachs & Co., Goldman Sachs Execution & Clearing, L.P., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Newedge USA, LLC, and Prudential

Bache Securities, Inc. have each signed an Authorized Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All palladium will be delivered to the Trust and distributed by the Trust in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account. Palladium transferred from an Authorized Participant Unallocated Account to the Trust in unallocated form will first be credited to the Trust Unallocated Account. Thereafter, the Custodian will allocate, or cause the allocation by the Zurich Sub-Custodian of, specific plates or ingots of palladium representing the amount of palladium credited to the Trust Unallocated Account (to the extent such amount is representable by whole palladium plates or ingots) to the Trust Allocated Account. The movement of palladium is reversed for the distribution of palladium to an Authorized Participant in connection with the redemption of Baskets.

All physical palladium represented by a credit to any Authorized Participant Unallocated Account and to the Trust Unallocated Account and all physical palladium held in the Trust Allocated Account with the Custodian or for the Custodian by the Zurich Sub-Custodian must be of at least a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95%) and otherwise conform to the rules, regulations practices and customs of the LPPM, including the specifications for a London/Zurich Good Delivery plate or ingot.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

Loco London & Loco Zurich Palladium Delivery Elections. Authorized Participants can elect to deliver palladium loco London or loco Zurich in connection with the creation of a Basket. Authorized Participants can also elect to receive delivery of palladium loco London or loco Zurich in connection with the redemption of a Basket. A Basket creation order that elects a loco London or loco Zurich delivery of palladium will cause the Custodian to effect an allocation of such palladium to the Trust Allocated Account maintained by the Custodian in its London vault premises or by the Zurich Sub- Custodian in its Zurich vault premises. Likewise, a Basket redemption order that elects a loco London or loco Zurich delivery of palladium will cause the Custodian to effect a de-allocation of palladium necessary to satisfy such redemption requests from the Trust Allocated Account maintained by the Custodian to the Trust Unallocated Account. In the event that there is not sufficient palladium in the Trust Allocated Account in London to satisfy loco London redemptions, the Custodian shall cause the Zurich Sub-Custodian to de-allocate sufficient palladium held in the Trust Allocated Account in Zurich and cause a transfer of palladium from the Trust Unallocated Account maintained by the Custodian in Zurich to the Authorized Participant Unallocated Account maintained in London. Likewise, in the event that there is not sufficient palladium in the Trust Allocated Account in Zurich to satisfy loco Zurich redemptions, the Custodian will initiate the reverse procedure to transfer palladium from London to Zurich. These transfers between London and Zurich unallocated accounts will generally occur pursuant to loco swap arrangements and will not expose the Authorized Participant or the Trust to any additional expense. The Custodian has assumed the responsibility and expenses for loco swap transfers and shall bear any risk of loss related to the palladium being transferred. If no loco swap counterparty is available, the Custodian shall arrange, at its own expense and risk, for the physical transportation of palladium between the Zurich Sub-Custodian’s Zurich vault premises and the Custodian’s London vault premises. If such a loco swap or physical transfer is necessary to effect a loco London or loco Zurich redemption, the settlement of loco London or loco Zurich redemption deliveries may be delayed more than three, but not more than five, business days.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. Creation and redemption orders will be accepted on “business days” the NYSE Arca is open for regular trading. Settlements of such orders requiring receipt or delivery, or confirmation of receipt or delivery, of palladium in the United Kingdom, Zurich or another jurisdiction will occur on “business days” when (1) banks in the United Kingdom, Zurich and such other jurisdiction and (2) the London and Zurich palladium markets are regularly open for business. If such banks or the London or Zurich palladium markets are not open for regular business for a full day, such a day will only be a “business day” for settlement purposes if the settlement procedures can be completed by the end of such day. Redemption settlements including palladium deliveries loco London may be delayed longer than three, but no more than five, business days following the redemption order date. Settlement of orders requiring receipt or delivery, or confirmation of receipt or delivery, of Shares will occur, after confirmation of the applicable palladium delivery, on “business days” when the NYSE Arca is open for regular trading. Purchase orders must be placed no later than 3:59:59 p.m. on each business day the NYSE Arca is open for regular trading. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit palladium with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the purchase order.

Determination of required deposits

The amount of the required palladium deposit is determined by dividing the number of ounces of palladium held by the Trust by the number of Baskets outstanding, as adjusted for the amount of palladium constituting estimated accrued but unpaid fees and expenses of the Trust.

Fractions of a fine ounce of palladium smaller than 0.001 of a fine ounce which are included in the palladium deposit amount are disregarded in the foregoing calculation. All questions as to the composition of a Creation Basket Deposit will be finally determined by the Trustee. The Trustee’s determination of the Creation Basket Deposit shall be final and binding on all persons interested in the Trust.

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required palladium deposit amount by the third business day in London or Zurich following the purchase order date. Upon receipt of the palladium deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day following the purchase order date the palladium deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of palladium until such palladium has been received by the Trust shall be borne solely by the Authorized Participant. The Trustee may accept delivery of palladium by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If palladium is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Acting on standing instructions given by the Trustee, the Custodian will transfer the palladium deposit amount from the Trust Unallocated Account to the Trust Allocated Account by transferring palladium plates and ingots from its inventory or the inventory of the Zurich Sub-Custodian to the Trust Allocated Account. The Custodian will use commercially reasonable efforts to complete the transfer of palladium to the Trust Allocated Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant’s DTC account; if, however, such transfers have not been completed by such time, the number of Baskets ordered will be delivered against receipt of the palladium deposit amount in the Trust Unallocated Account, and all Shareholders will be exposed to the risks of unallocated palladium to the extent of that palladium deposit amount until the Custodian completes the allocation process or the Zurich Sub-Custodian completes the allocation process for the Custodian. See “Risk Factors—Palladium held in the Trust’s unallocated palladium account and any Authorized Participant’s unallocated palladium account will not be segregated from the Custodian’s assets....”

Because palladium is allocated only in multiples of whole plates or ingots, the amount of palladium allocated from the Trust Unallocated Account to the Trust Allocated Account may be less than the total fine ounces of palladium credited to the Trust Unallocated Account. Any balance will be held in the Trust Unallocated Account. The Custodian will use commercially reasonable efforts to minimize the amount of palladium held in the Trust Unallocated Account; no more than 192 ounces of palladium (maximum weight to make one Good Delivery plate or ingot) is expected to be held in the Trust Unallocated Account at the close of each business day.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit if such order or Creation Basket Deposit is not presented in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed no later than 3:59:59 p.m. on each business day the NYSE Arca is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust will consist of a credit to the redeeming Authorized Participant’s Authorized Participant Unallocated Account representing the amount of the palladium held by the Trust evidenced by the Shares being redeemed. Fractions of a fine ounce of palladium included in the redemption distribution smaller than 0.001 of a fine ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following a loco Zurich redemption order date if, by 9:00 AM New York time on such third business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed. The redemption distribution due from the Trust will be delivered to the Authorized Participant on or before the fifth business day following a loco London redemption order date if, by 9:00 AM New York time on the third business day after the loco London redemption order date, the Trustee’s DTC account has been credited with the Baskets to be redeemed. If the Trustee’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date which the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee’s DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee’s DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

The Custodian will transfer the redemption palladium amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant’s Authorized Participant Unallocated Account. The Authorized Participant and the Trust are each at risk in respect of palladium credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors—Palladium held in the Trust’s unallocated palladium account and any Authorized Participant’s unallocated palladium account will not be segregated from the Custodian’s assets....”

As with the allocation of palladium to the Trust Allocated Account which occurs upon a purchase order, if in transferring palladium from the Trust Allocated Account to the Trust Unallocated Account in connection with a redemption order there is an excess amount of palladium transferred to the Trust Unallocated Account, the excess over the palladium redemption amount will be held in the Trust Unallocated Account. The Custodian will use commercially reasonable efforts to minimize the amount of palladium held in the Trust Unallocated Account; no more than 192 ounces of palladium (maximum weight to make one London/Zurich Good Delivery plate or ingot) is expected to be held in the Trust Unallocated Account at the close of each business day.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of palladium is not reasonably practicable. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee to the Trustee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under the terms of the Trust Agreement, dated as of December 30, 2009 between the Sponsor and the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s office. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any palladium or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Trustee for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

Qualifications of the Trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares and (3), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (Code), to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s liability for custodial services and agents.”

Limitation on Trustee’s liability

The Trustee will not be liable for the disposition of palladium or moneys, or in respect of any evaluation which it makes under the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (a) from the Sponsor or a Custodian or any entity acting on behalf of either which the Trustee believes is given as authorized by the Trust Agreement or a Custody Agreement, respectively; or (b) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian, the Zurich Sub-Custodian or any other custodian of the Trust’s palladium employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the

Custodian, the Zurich Sub-Custodian or any other subcustodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee may also employ custodians for Trust assets other than palladium, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of palladium and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust. Fees paid for the custody of assets other than palladium will be an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the palladium or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs resulting from the Trustee’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Agreement.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust Agreement are not paid when due by the Sponsor, the Trustee may sell or otherwise dispose of any Trust assets (including palladium) and pay itself from the proceeds provided, however, that the Trustee may not charge to the Trust unpaid fees owed to the Trustee by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations owed to the Trustee under the Trust Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Holding of Trust property other than palladium

The Trustee will hold and record the ownership of the Trust’s assets in a manner so that it will be owned by the Trust and the Trustee as trustee thereof for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

All moneys held by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than palladium, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than palladium or cash will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

The Custodian and Custody of the Trust’s Palladium

This section summarizes some of the important provisions of the Trust Agreement which apply to the Custodian and the custody of the Trust’s palladium. For a general description of the Custodian’s role, see “The Custodian—The Custodian’s Role.” For more information on the custody of the Trust’s palladium, see “Custody of the Trust’s Palladium” and “Description of the Custody Agreements.”

The Trustee, on behalf of the Trust, will enter into the Custody Agreements with the Custodian under which the Custodian will maintain the Trust Allocated Account and the Trust Unallocated Account.

If upon the resignation of any custodian there would be no custodian acting pursuant to the Custody Agreements, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to custody agreements approved by the Sponsor (provided, however, that the rights and duties of the Trustee under the Trust Agreement and Custody Agreements shall not be materially altered without its consent). When directed by the Sponsor or if the Trustee in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Trustee shall appoint a substitute or additional custodian or custodians, which shall thereafter be one of the custodians under the Trust Agreement. After the entry into the Custody Agreements, the Trustee shall not enter into or amend any custody agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s palladium held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall forthwith upon its appointment, enter into a custody agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. The Trustee has no obligation to monitor the activities of any Custodian other than to receive and review such reports of the palladium held for the Trust by such Custodian and of transactions in palladium held for the account of the Trust made by such Custodian pursuant to the Custody Agreements. In the event that the Sponsor determines that the maintenance of palladium with a particular custodian is not in the best interests of the Shareholders, the Sponsor will direct the Trustee to initiate action to remove the palladium from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. However, see “The Trustee—The Trustee’s Role” for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith. The Trustee’s only contractual rights are to direct the Custodian pursuant to the Custody Agreements, and the Trustee has no contractual right or obligation to direct the Zurich Sub-Custodian.

Appointment and removal of custodians

The Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian, provided that the Sponsor may not direct the employment of a successor custodian or an additional custodian without the Trustee’s consent if the employment would have a material adverse effect on the Trustee’s ability to perform its duties. The Trustee may, with the prior approval of the Sponsor, also employ one or more successor or additional custodians selected by the Trustee for the safekeeping of palladium and services in connection with the deposit and delivery of palladium.

Valuation of Palladium, Definition of Net Asset Value and Adjusted Net Asset Value

On each day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 PM New York time, on such day (Evaluation Time), the Trustee will evaluate the palladium held by the Trust and determine both the ANAV and the NAV of the Trust.

At the Evaluation Time, the Trustee will value the Trust’s palladium on the basis of that day’s London PM Fix or, if no London PM Fix is made on such day or has not been announced by the Evaluation Time, the next most recent London palladium price fix (AM or PM) determined prior to the Evaluation Time will be used, unless the Sponsor determines that such price is inappropriate as a basis for evaluation. In the event the Sponsor determines that the London PM Fix or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s palladium is not an appropriate basis for evaluation of the Trust’s palladium, it shall identify an alternative basis for such evaluation to be employed by the Trustee. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the London PM Fix or such other publicly available price is not appropriate as a basis for evaluation of the Trust’s palladium or for any determination as to the alternative basis for such evaluation provided that such determination is made in good faith. See “Operation of the Palladium Market—The Palladium Market” for a description of the London PM Fix.

Once the value of the palladium has been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the palladium and all other assets of the Trust (other than any amounts credited to the Trust’s reserve account, if established). The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the Sponsor’s Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets shall be calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any Shares created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee, the Trustee will at the discretion of the Sponsor or in its own discretion sell the Trust’s palladium as necessary to pay such expenses. The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Palladium

The Trustee will at the direction of the Sponsor or in its own discretion sell the Trust’s palladium as necessary to pay the Trust’s expenses not otherwise assumed by the Sponsor. The Trustee will not sell palladium to pay the Sponsor’s Fee. The Sponsor’s Fee will be paid through delivery of palladium from the Trust Unallocated Account that had been de-allocated from the Trust Allocated Account for this purpose. When selling palladium to pay other expenses, the Trustee will endeavor to sell the smallest amounts of palladium needed to pay expenses in order to minimize the Trust’s holdings of assets other than palladium. The Trustee will place orders with dealers (which may include the Custodian) as directed by the Sponsor or, in the absence of such direction, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Custodian may be the purchaser of such palladium only if the sale transaction is made at the next London PM fix or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of US Shareholders” for information on the tax treatment of palladium sales.

The Trustee will also sell the Trust’s palladium if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of palladium directed by the Sponsor.

Any property received by the Trust other than palladium, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor.

The Securities Depository; Book-Entry-Only System; Global Security

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Books and Records

The Trustee will keep proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Trustee.

The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Termination of the Trust

The Trustee will set a date on which the Trust shall terminate and mail notice of the termination to the Shareholders at least 30 days prior to the date set for termination if any of the following occurs:

•	The Trustee is notified that the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

•	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of such Commission determination;

•

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million (as adjusted for inflation) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last of those trading days, notice from the Sponsor of its decision to terminate the Trust;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act and the Trustee has actual knowledge of that determination;

•

the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or

•

the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

On and after the date of termination of the Trust, the Shareholders will, upon (i) surrender of Shares then held, (ii) payment of the fee of the Trustee for the surrender of Shares, and (iii) payment of any applicable taxes or other governmental charges, be entitled to delivery of the amount of Trust assets represented by those Shares. The Trustee shall not accept any deposits of palladium after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell palladium as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of termination of the Trust, the Trustee may sell the Trust assets then held under the Trust Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of palladium smaller or larger than a Basket or to allow for the sale of palladium to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Shareholder to surrender Baskets and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement, are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material US federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain US federal income tax consequences that may apply to an investment in Shares by a Non- US Shareholder (as defined below), represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described therein, the opinion of Katten Muchin Rosenman LLP, counsel to the Sponsor and special US tax counsel to the Trust. An opinion of counsel, however, is not binding on the Internal Revenue Service (IRS) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the US dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “US Shareholder” is a Shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for US federal income tax purposes;

•	A corporation (or other entity treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or

•

A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above (other than a partnership, or an entity treated as a partnership for US federal tax purposes) is generally considered a “Non-US Shareholder” for purposes of this discussion. For US federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for US federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the US federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Trust will be classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis.

Taxation of US Shareholders

Shareholders generally will be treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation, the delivery of palladium to the Trust in exchange for the underlying palladium represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the palladium held in the Trust will be the same as its tax basis and holding period for the palladium delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors as to the determination of the tax basis and holding period for the underlying palladium related to such Shares.

When the Trust sells palladium, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (2) the Shareholder’s tax basis for its pro rata share of the palladium that was sold, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any palladium sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its share of all of the palladium held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of palladium sold, and the denominator of which is the total amount of the palladium held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the palladium remaining in the Trust will be equal to its tax basis for its share of the total amount of the palladium held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the palladium that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the palladium held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the palladium held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying palladium represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the palladium received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the palladium held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the palladium received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the palladium received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the palladium held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the palladium held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the palladium received by the Shareholder in the redemption.

An Authorized Participant and other investors may be able to re-invest, on a tax-deferred basis, in-kind redemption proceeds received from exchange-traded products that are substantially similar to the Trust in the Trust’s Shares. Authorized Participants and other investors should consult their tax advisors as to whether and under what circumstances the reinvestment in the Shares of proceeds from substantially similar exchange-traded products can be accomplished on a tax-deferred basis.

Maximum 28% Long-Term Capital Gains Tax Rate for US Shareholders who are Individuals

Under current law, gains recognized by individuals from the sale of “collectibles,” including physical palladium, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the 15% rate applicable to most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual US Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust’s sale of any physical palladium which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual US Shareholder for one year or less or by a taxpayer other than an individual US taxpayer are generally the same as those at which ordinary income is taxed.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of palladium by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to further limitations under applicable provisions of the Code, and may not be deductible at all for alternative minimum tax purposes.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying palladium for purposes of

Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

United States Information Reporting and Backup Withholding for US and Non-US Shareholders

The Trustee or the appropriate Broker will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not a US person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-US Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of palladium. A Non-US Shareholder generally will not be subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of palladium by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying physical palladium held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (IRA) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any palladium received by such IRA or plan account upon the redemption of any of the Shares purchased by it, the Shares or palladium so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue Shares in Baskets to Authorized Participants in exchange for deposits of palladium on a continuous basis. The Trust will not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On December 30, 2009, the Initial Purchaser purchased 100,000 Shares which compose the initial Baskets. The Initial Purchaser intends to make a public offering of the initial Baskets at a per Share offering price that will vary, depending on, among other factors, the price of palladium and the trading price of the Shares on the NYSE Arca at the time of offer. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares. With respect to sale of the Shares comprising the initial Baskets and in the event that the Initial Purchaser or any affiliate acts as Authorized Participant, it may receive commissions/fees from investors who purchase Shares.

The Trust will not bear any expenses in connection with the offering or sales of the initial Baskets of Shares.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares. Neither the Initial Purchaser nor the Authorized Participants receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering. Pursuant to a Marketing Agent Agreement (“Agent Agreement”) between ALPS Distributors, Inc. (“ADI”) and ETFS Marketing LLC, a Delaware limited liability company (“Marketing Agent”) that provides marketing services under contract to the Sponsor, ADI will be paid by the Marketing Agent approximately $20,000 per annum, plus any fees or disbursements incurred by ADI in connection with its assistance to the Marketing Agent in the marketing of the Trust and its Shares. The maximum compensation ADI may receive under this Agent Agreement, as a result of the Trust’s offering, is estimated to be $192,725, which includes $100,000 (fees) and $92,725 (expenses). The Trust is not responsible for the payment of any amounts to ADI or the Marketing Agent. The maximum compensation that will be paid for wholesaling salaries, as a result of this offering, is estimated to be $718,750. The Marketing Agent and its parent, C7 PLUS LLP, are solely responsible for the payment of these salaries.

Under the Agent Agreement, ADI will provide the following services to the Marketing Agent:

•	Review marketing related legal documents and contracts;

•	Consult with the Marketing Agent on the development of FINRA-compliant marketing campaigns;

•	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;

•	Review and file with FINRA marketing materials that are not free-writing prospectus materials;

•	Register and oversee supervisory activities of the Marketing Agent’s FINRA-licensed personnel; and

•	Maintain books and records related to the ADI services provided.

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets, and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant.

The Shares will trade on the NYSE Arca under the symbol “PALL.”

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Katten Muchin Rosenman LLP, New York, New York, who, as special US tax counsel to the Trust, will also render an opinion regarding the material US federal income tax consequences relating to the Shares.

EXPERTS

The financial statement included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such Financial Statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website will be www.etfsecurites.com. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and the Unitholders of the ETFS Palladium Trust

We have audited the accompanying statement of financial condition of ETFS Palladium Trust (the “Trust”) as of December 30, 2009. This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of the Trust as of December 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

New York, New York
December 30, 2009

ETFS Palladium Trust
Statement of Financial Condition
December 30, 2009

Assets:
Palladium inventory (fair value $3,930,000)	$3,930,000

Total Assets	$3,930,000

Liabilities and Shareholders’ Equity
Liabilities:
Total Liabilities	—

Commitments and Contingent Liabilities (Note 6)	—
Redeemable Shares:
Redeemable capital shares, no par value, unlimited amount authorized, 100,000 outstanding (at redemption value)	$3,930,000

Shareholders’ Equity:
Retained earnings	—

Total Liabilities and Shareholders’ Equity	$3,930,000

The accompanying notes are an integral part of this financial statement.

ETFS Palladium Trust
Notes to the Financial Statement

1. Organization

The ETFS Palladium Trust (the “Trust”) is an investment trust formed on December 30, 2009, under New York law pursuant to a trust agreement. The Trust holds palladium and issues shares (“Shares”) (in minimum blocks of 50,000 Shares, also referred to as “Baskets”) in exchange for deposits of palladium and distributes palladium in connection with redemption of Baskets. The Trust’s sponsor is ETF Securities USA LLC (the “Sponsor”), a Delaware limited liability company whose sole member is ETF Securities Limited, a Jersey company. The Sponsor is responsible for, among other things, overseeing the performance of The Bank of New York Mellon (the “Trustee”) and the Trust’s principal service providers. The Trustee is responsible for the day-to-day administration of the Trust.

The Susquehanna Capital Group, also known as the Lead Market Maker, is the Initial Purchaser and contributed 10,000 ounces of palladium in exchange for 100,000 Shares on December 30, 2009. At contribution, the value of the palladium deposited with the Trust was based on the price of an ounce of palladium of $393. The Initial Purchaser owns 100% of the outstanding Shares. The Initial Purchaser is not affiliated with the Sponsor or the Trustee.

The investment objective of the Trust is for the Shares to reflect the performance of the price of physical palladium, less the expenses of the Trust’s operations. The Trust is designed to provide a vehicle for investors to own interests in palladium.

The fiscal year end for the Trust is December 31.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

A. Valuation of Palladium

Loco London allocated palladium is held by JPMorgan Chase Bank, N.A. (the “Custodian”), on behalf of the Trust, at its London, England vaulting premises on a segregated basis. The Custodian has selected UBS AG (the “Zurich Sub-Custodian”) to hold the Trust’s loco Zurich allocated palladium at its Zurich, Switzerland vaulting premises on a segregated basis. The Trust’s palladium is valued, for financial statement purposes, at the lower of cost or market. The cost of palladium is determined according to the average cost method and the market value is based on the London PM Fix, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s palladium, used to determine the net asset value of the Trust. Realized gains and losses on sales of palladium, or palladium distributed for the redemption of Shares, are calculated on a trade date basis using average cost.

B. Creations and Redemptions of Shares

The Trust expects to create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The Trust issues Shares in Baskets to certain authorized participants (“Authorized Participants”) on an ongoing basis. The creation and redemption of Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of palladium represented by the Baskets being created or redeemed, the amount of which will be based on the combined net asset value of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Shares are issued and redeemed continuously in aggregations of 50,000 Shares in exchange for palladium rather than cash. Individual investors cannot purchase or redeem Shares in direct

ETFS Palladium Trust
Notes to the Financial Statement

transactions with the Trust. The Trust only deals with registered broker-dealers eligible to settle securities transactions through the book-entry facilities of the Depository Trust Company and which have entered into a contractual arrangement with the Trustee and the Sponsor governing, among other matters, the creation and redemption processes. Holders of Shares of the Trust may redeem their Shares at any time acting through an Authorized Participant and in the prescribed aggregations of 50,000 Shares; provided, that redemptions of Shares may be suspended during any period while regular trading on the NYSE Arca is suspended or restricted, or in which an emergency exists as a result of which delivery, disposal or evaluation of palladium is not reasonably practicable.

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the maximum obligation (based on net asset value per Share), with the difference from historical cost recorded as an offsetting amount to Retained Earnings.

At December 30, 2009, there are no Shares whose redemption value exceeds their historical value.

At December 30, 2009, 100,000 Shares are outstanding.

The typical settlement period for Shares is three business days. In the event of a trade date at period end, where a settlement is pending, a respective account receivable and/or payable will be recorded.

The per-Share amount of palladium exchanged for a purchase or redemption is calculated daily by the Trustee, using the London PM Fix to calculate the palladium amount in respect of any liabilities for which covering palladium sales have not yet been made, and represents the per-Share amount of palladium held by the Trust, after giving effect to its liabilities, sales to cover expenses and liabilities and any losses that may have occurred.

When palladium is exchanged in settlement of redemption, it is considered a sale of palladium for financial statement purposes, with a gain or loss recognized currently.

Net asset value is computed by deducting all accrued fees, expenses and other liabilities of the Trust, including Sponsor’s fees, from the fair value of the palladium held by the Trust.

C. Investment in Palladium

At December 30, 2009, the Trust owned 10,000 ounces of palladium, with a carrying value (lower of cost or market basis) of $3,930,000.

D. Expenses

The Trust will pay to the Sponsor a fee that will accrue daily at an annualized rate equal to 0.60% of the adjusted daily net asset value (“ANAV”) of the Trust, paid monthly in arrears (“Sponsor’s Fee”).

E. Income Taxes

The Trust is classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s proceeds, income, deductions, gains, and losses to the Internal Revenue Service on that basis.

3. Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares, including applicable SEC registration fees, are approximately $1,190,905, and will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

ETFS Palladium Trust
Notes to the Financial Statement

4. Related Parties—Sponsor, Trustee, Custodian and Marketing Agent Fees

Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement and for the following administrative and marketing expenses incurred by the Trust: the Trustee’s fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian expenses under the Custody Agreements, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, audit fees and expenses, and up to $100,000 per annum in legal fees and expenses. The Sponsor’s Fee will accrue daily at an annualized rate equal to 0.60% of the ANAV of the Trust and will be payable monthly in palladium, in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor intends not to waive any of its fee.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell palladium or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian is JPMorgan Chase Bank, N.A. The Custodian is responsible for the safekeeping of the Trust’s palladium deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of palladium in and out of the Trust through palladium accounts it or its subcustodians, including the Zurich Sub-Custodian, will maintain for the Trust and accounts it or another palladium clearing bank will maintain for Authorized Participants. The Custodian is a market maker, clearer and approved weigher under the rules of the London Platinum and Palladium Market (“LPPM”). The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Palladium.”

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell palladium or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

5. Concentration of Risk

The Trust’s sole business activity is the investment in palladium. Several factors could affect the price of palladium: (i) global palladium supply and demand, which is influenced by such factors as forward selling by palladium producers, purchases made by palladium producers to unwind palladium hedge positions, central bank purchases and sales, and production and cost levels in major palladium-producing countries; (ii) investors’ expectations with respect to the rate of inflation; (iii) currency exchange rates; (iv) interest rates; (v) investment and trading activities of hedge funds and commodity funds; and (vi) global or regional political, economic or financial events and situations. In addition, there is no assurance that palladium will maintain its long-term value in terms of purchasing power in the future. In the event that the price of palladium declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and results of operations.

6. Indemnification

Under the Trust Agreement, each of the Trustee (and its directors, employees and agents) and the Sponsor (and its members, managers, directors, officers, employees, affiliates) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of its obligations and duties under the Trust’s organizational documents. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

7. Subsequent Events

Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying financial statement through the issuance date, December 30, 2009.

PROSPECTUS

ETFS Palladium Trust

12,880,000 ETFS Physical Palladium Shares

Until January 24, 2010 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

December 30, 2009

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by ETF Securities USA LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section 5.6(a) of the Registrant’s Depositary Trust Agreement (“Trust Agreement”) between The Bank of New York Mellon, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s custody agreements and authorized participant agreements to which the Trustee is a party, including the Trustee’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section 5.6(a) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section 5.6 of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Depositary Trust Agreement (the “Trust Agreement”)
4.2	Authorized Participant Agreement
4.3	Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Opinion of Katten Muchin Rosenman LLP as to legality
8.1	Opinion of Katten Muchin Rosenman LLP as to tax matters
10.1	Allocated Account Agreement
10.2	Unallocated Account Agreement
10.3	Depository Agreement
10.4	Marketing Agent Agreement
23.1	Consent of Deloitte & Touche LLP
23.2	Consents of Katten Muchin Rosenman LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to this registration statement of the Trust filed with the Securities and Exchange Commission on October 20, 2009.
99.1	Opinion of Katten Muchin Rosenman Cornish LLP

(b)	Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helier, Jersey on December 30, 2009.

ETF SECURITIES USA LLC
Sponsor of the ETFS Palladium Trust

By:	/s/ GRAHAM TUCKWELL Graham Tuckwell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ GRAHAM TUCKWELL Graham Tuckwell	President and Chief Executive Officer (principal executive officer)	December 30, 2009
/s/ GREG BURGESS Greg Burgess	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	December 30, 2009

*	The Registrant will be a trust and the persons are signing in their capacities as officers of ETF Securities USA LLC, the Sponsor of the Registrant.